EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Tandy Leather Factory, Inc. (the “Company”) for the quarter ended September 30, 2017 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), Shannon L. Greene, as Chief Executive Officer of the Company, and Tina L. Castillo, as Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.
The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

November 2, 2017	By: /s/ Shannon L. Greene
Shannon L. Greene
Chief Executive Officer

November 2, 2017	By: /s/ Tina L. Castillo
Tina L. Castillo Chief Financial Officer and Treasurer